7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-4037	Contact Mark L. Lemond President and Chief Executive Officer or W. Kerry Jackson Executive Vice President, Chief Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL REVISES SALES AND EARNINGS

GUIDANCE FOR SECOND QUARTER 2007

        Evansville, Indiana, July 30, 2007 - Shoe Carnival, Inc. (Nasdaq: SCVL) a leading retailer of value-priced footwear and accessories, today announced revised comparable store sales and earnings guidance for the 13-week second quarter ending August 4, 2007.

        Earnings in the second quarter of fiscal 2007 are expected to range from breakeven (or $0.00 per diluted share) to $0.05 per diluted share. This assumes a comparable store sales decline ranging from 6 to 7 percent for the 13-week period ending August 4, 2007 compared with the 13 weeks ended August 5, 2006. An estimated decline in comparable store sales of 3 to 4 percent is attributable to the shifting of back-to-school dates and certain states tax-free days later in August. This shift adversely affects second quarter sales and earnings but should benefit the third quarter results.

        Speaking on the revised guidance for the quarter, Mark Lemond, chief executive officer and president said, "To date, our second quarter sales and earnings results have been significantly affected by a decline in customer traffic and the shifting of back-to-school dates and tax-free days later in August in certain markets, particularly in Florida and Texas. While sales to-date have fallen short of our original expectations for the second quarter, our merchandise team has been aggressively liquidating our spring and summer product. Per-store inventories at August 4, 2007 are expected to be flat compared with inventories as of August 5, 2006."

Conference Call

        The Company will release actual second quarter sales results on Thursday August 9, 2007. Second quarter earnings results will be released before the market opens on Thursday August 23, 2007. Later that day, the Company will host a conference call with management at 2:00 pm Eastern time to discuss second quarter results and give initial third quarter earnings guidance.

Cautionary Statement Regarding Forward-Looking Information

        This press release contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: general economic conditions in the areas of the United States in which our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of hurricanes or other natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the availability of desirable store locations at acceptable lease terms and our ability to open new stores in a timely and profitable manner; higher than anticipated costs associated with the closing of under-performing stores; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments in the People's Republic of China, a major manufacturer of footwear; and the continued favorable trade relations between the United States and China and other countries which are the major manufacturers of footwear.

        In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

        Shoe Carnival is a chain of 284 footwear stores located in the Midwest, South and Southeast. Combining value pricing with an entertaining store format, Shoe Carnival is a leading retailer of name brand and private label footwear for the entire family. Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL. Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.